Exhibit 10.1

TWELFTH AMENDMENT TO EMPLOYMENT AGREEMENT

This Twelfth Amendment to the Employment Agreement is effective the 24th day of August, 2010 (the “Twelfth Amendment”), by and between MICROS SYSTEMS, INC., a Maryland corporation, with offices located at 7031 Columbia Gateway Drive, Columbia, Maryland 21046-2289 (hereinafter referred to as the "Company"), and A. L. GIANNOPOULOS, whose address is 7031 Columbia Gateway Drive, Columbia, Maryland 21046-2289 (hereinafter referred to as the “Executive”).

WHEREAS, the Executive and the Company entered into an Employment Agreement dated June 1, 1995, as amended (the agreement as amended hereinafter referred to as the “Agreement”); and

WHEREAS, the parties hereto would like to amend the Agreement pursuant to this Twelfth Amendment.

NOW, THEREFORE, the Company and the Executive, for good and valuable consideration, and pursuant to the terms, conditions, and covenants contained herein, hereby agree as follows:

1.  Section 5 of the Agreement, captioned “Bonuses”, is deleted in its entirety and the following inserted in lieu thereof:

“5.  Bonuses.  In addition to his salary, the Executive shall be eligible to earn a bonus for each fiscal year during the term hereof.  The Executive’s bonus (the “Target Bonus”)  for fiscal year 2010 and each fiscal year thereafter during the term hereof shall equal 100% of the Executive’s base pay for such corresponding fiscal year, provided: (i) the objectives of the Executive (“Objectives”) for such fiscal year, as determined by the Board of Directors, are satisfied; and (ii)  the bonus may be increased for any fiscal year in which the Company’s performance exceeds Objectives or decreased for any fiscal year in which the Company’s performance falls below Objectives.”

2.  All other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Twelfth Amendment as of the dates indicated below, the effective date of this Twelfth Amendment being the 24th day of August, 2010.

COMPANY:
ATTEST:	MICROS SYSTEMS, INC.

	By:	(SEAL)
John G. Puente.
Chairman, Compensation and Nominating Committee
[Corporate Seal]
EXECUTIVE:
WITNESS:

A. L. GIANNOPOULOS